CorEnergy Schedules Earnings Release for the Fiscal Year 2017 and the 2018 Annual Stockholders Meeting

KANSAS CITY, Mo.- February 21, 2018

Fiscal Year 2017 Earnings Release Date
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") announced today that it will report earnings results for its fiscal year 2017, ended December 31, 2017, on February 28, 2018.
CorEnergy will host a conference call on Thursday, March 1, 2018, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 (for international, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.
A replay of the call will be available until 1:00 p.m. Central Time on April 1, 2018, by dialing 877-481-4010 (for international, 1-919-882-2331). The Conference ID is 25600. A replay of the conference call will also be available on the Company’s website.

2018 Annual Stockholders Meeting
CorEnergy also announced that its 2018 Annual Meeting will be held on Thursday, May 17, 2018 at 10:00 a.m. Central Time. The meeting will be held at 1100 Walnut Street, Kansas City, Missouri on the fourth floor, in the Marquise Room. The Board of Directors established March 16, 2018 as the record date for determining the stockholders entitled to vote at the Annual Meeting.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We receive long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. For more information, please visit corenergy.reit.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit

1100 Walnut Street, Suite 3350, Kansas City, MO 64106 Main:816-875-3705  | Fax:816-875-5875  | corenergy.reit